                                                                     EXHIBIT 3.8



                                     BY-LAWS

                                       OF

                                   GPPW, INC.
                            (A WISCONSIN CORPORATION)

                                     BY-LAWS

                                       OF

                                   GPPW, INC.
                            (A WISCONSIN CORPORATION)





                       Introduction - Variable References



0.01              Date of annual shareholders' meeting (See Section 2.01):


10:00 a.m.        second Tuesday     April                each year
  (HOUR)              (DAY)         (MONTH)              (FIRST YEAR)


0.02 Required notice of shareholders' meeting (See Section 2.04): not less than ten (10) days.


0.03              Authorized number of Directors (See Section 3.01): one
                  (1).


0.04              Required notice of Directors' meeting (See Section 3.05):
                  not less than one (1) hour, but not less than two (2) days if given by mail.

                                TABLE OF CONTENTS

                               ARTICLE I. OFFICES
         1.01     Principal and Business Offices................................................................  1
         1.02     Registered Office.............................................................................  1

                            ARTICLE II. SHAREHOLDERS
         2.01     Annual Meeting................................................................................  1
         2.02     Special Meeting...............................................................................  1
         2.03     Place of Meeting..............................................................................  1
         2.04     Notice of Meeting.............................................................................  2
         2.05     Fixing of Record Date.........................................................................  2
         2.06     Voting Record.................................................................................  3
         2.07     Quorum and Voting Requirements; Postponements;
                  Adjournments..................................................................................  3
         2.08     Conduct of Meetings...........................................................................  5
         2.09     Proxies.......................................................................................  5
         2.10     Voting of Shares..............................................................................  5
         2.11     Voting of Shares by Certain Holders...........................................................  5
                  (a)      Other Corporations...................................................................  5
                  (b)      Legal Representatives and Fiduciaries................................................  5
                  (c)      Pledgees.............................................................................  6
                  (d)      Treasury Stock and Subsidiaries......................................................  6
                  (e)      Minors...............................................................................  6
                  (f)      Incompetents and Spendthrifts........................................................  6
                  (g)      Joint Tenants........................................................................  7
         2.12     Waiver of Notice by Shareholders..............................................................  7
         2.13     Unanimous Consent Without Meeting.............................................................  7
         2.13     Majority Consent Without Meeting..............................................................  7

                         ARTICLE III. BOARD OF DIRECTORS
         3.01     General Powers and Number.....................................................................  8
         3.02     Tenure and Qualifications.....................................................................  8
         3.03     Regular Meetings..............................................................................  8
         3.04     Special Meetings..............................................................................  8
         3.05     Notice; Waiver................................................................................  9
         3.06     Quorum........................................................................................  9
         3.07     Manner of Acting.............................................................................. 10
         3.08     Conduct of Meetings........................................................................... 10
         3.09     Vacancies..................................................................................... 10
         3.10     Compensation.................................................................................. 10
         3.11     Presumption of Assent......................................................................... 10
         3.12     Committees.................................................................................... 11
         3.13     Unanimous Consent Without Meeting............................................................. 11


                                      (i)

         3.14     Meetings By Telephone Or By Other Communication
                  Technology.................................................................................... 11

                              ARTICLE IV. OFFICERS
         4.01     Number........................................................................................ 12
         4.02     Election and Term of Office................................................................... 12
         4.03     Removal....................................................................................... 12
         4.04     Vacancies..................................................................................... 12
         4.05     Chairman of the Board......................................................................... 12
         4.06     President..................................................................................... 12
         4.07     The Executive Vice President.................................................................. 13
         4.08     The Vice Presidents........................................................................... 13
         4.09     The Secretary................................................................................. 13
         4.10     The Treasurer................................................................................. 14
         4.11     Assistant Secretaries and Assistant Treasurers................................................ 14
         4.12     Other Assistants and Acting Officers.......................................................... 14
         4.13     Salaries...................................................................................... 14

                  ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,
          CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS
         5.01     Conflict of Interest Transactions............................................................. 15
         5.02     Contracts..................................................................................... 15
         5.03     Loans......................................................................................... 15
         5.04     Checks, Drafts, etc........................................................................... 15
         5.05     Deposits...................................................................................... 15
         5.06     Voting of Securities Owned by this Corporation................................................ 15

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
         6.01     Certificates for Shares....................................................................... 16
         6.02     Facsimile Signatures.......................................................................... 16
         6.03     Signature by Former Officers.................................................................. 16
         6.04     Transfer of Shares............................................................................ 16
         6.05     Restrictions on Transfer...................................................................... 17
         6.06     Lost, Destroyed or Stolen Certificates........................................................ 17
         6.07     Consideration for Shares...................................................................... 17
         6.08     Stock Regulations............................................................................. 17

                          ARTICLE VII. INDEMNIFICATION
         7.01     Indemnification for Successful Defense........................................................ 18
         7.02     Other Indemnification......................................................................... 18
         7.03     Allowance of Expenses......................................................................... 18


                               ARTICLE VIII. SEAL

                             ARTICLE IX. AMENDMENTS

                                      (ii)

         9.01     By Shareholders............................................................................... 19
         9.02     By Directors.................................................................................. 19
         9.03     Implied Amendments............................................................................ 19




                                     (iii)

                               ARTICLE I. OFFICES

                  1.01 PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                  1.02 REGISTERED OFFICE. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.


                            ARTICLE II. SHAREHOLDERS

                  2.01 ANNUAL MEETING. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within 30 days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

                  2.02 SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board of Directors (if one is designated), the President, the Board of Directors, or the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The record date for determining shareholders


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entitled to demand a special meeting shall be the date that the first shareholder signs the demand. If duly called, the Corporation shall communicate notice of a special meeting as set forth in Section 2.04.

                  2.03 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

                  2.04 NOTICE OF MEETING. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Such notice stating the place, day and hour of the meeting and, in case of a special meeting, a description of each purpose for which the meeting is called, shall be communicated or sent not less than the number of days set forth in Section 0.02 (unless a longer period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation) nor more than 60 days before the date of the meeting, by or at the direction of the Chairman of the Board (if one is designated), the President, the Secretary, or other Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice is effective at the earliest of the following:

                     (i)   when received;

                    (ii) on deposit in the U.S. mail, if mailed postpaid and correctly addressed; or

                   (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.


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Written notice to a shareholder shall be deemed correctly addressed if it is addressed to the shareholder's address shown in the Corporation's current record of shareholders. Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

                  2.05 FIXING OF RECORD DATE. A "shareholder" of the Corporation shall mean the person in whose name shares are registered in the stock transfer books of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer books of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors shall fix a future date not less than ten days and not more than 70 days prior to the date of any meeting of shareholders for the determination of the shareholders entitled to notice of, or to vote at, such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the notice of the meeting is mailed shall be the record date for such determination of shareholders. The Board of Directors also may fix a future date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose, which record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution or a share dividend shall be the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

                  2.06 VOTING RECORD. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each.


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The Corporation shall make the shareholders' list available for inspection by any shareholder beginning two business days after the notice of meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation's principal office. Such record also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. A shareholder or his or her agent or attorney may, on written demand, inspect and copy the list subject to the requirements set forth in Sections
180.1602 and 180.0720 of the Wisconsin Business Corporation Law. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

                  2.07 QUORUM AND VOTING REQUIREMENTS; POSTPONEMENTS; ADJOURNMENTS. Shares entitled to vote as a separate voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation of the Corporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals with the largest number of votes are


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elected as directors up to the maximum number of directors to be chosen at the election.

                  "Voting group" means any of the following:

                     (i) All shares of one or more classes or series that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.

                    (ii) All shares that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

                  The Board of Directors acting by resolution may postpone and reschedule any previously scheduled meeting, provided, however, that a special meeting called by at least 10% of the shareholders may not be postponed beyond the 30th day following the originally scheduled meeting. Any meeting may be adjourned from time to time, whether or not there is a quorum:

                     (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group; or

                    (ii) at any time prior to the transaction of any business at a meeting which was not called by at least 10% of the shareholders, by the Chairman of the Board (if one is designated), the President or pursuant to a resolution of the Board of Directors.

No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

                  2.08 CONDUCT OF MEETINGS. The Chairman of the Board (if one is designated), or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President (if one is designated), or in the Executive Vice President's absence, a Vice President in the order provided under
Section 4.08, and in their


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absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.

                  2.09 PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. Such proxy appointment is effective when received by the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the appointment form of proxy, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding Officer during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form of proxy. In addition to the presumptions set forth in Section 2.11 below, the Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

                  2.10 VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the Articles of Incorporation.

                  2.11 VOTING OF SHARES BY CERTAIN HOLDERS.

                           (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. An appointment form of proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person


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         by the board of directors or by the by-laws of such other corporation.

                           (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name, provided there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held by him or her. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. An appointment form of proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                           (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, a pledgee shall be entitled to vote shares held of record by the pledgor if the Corporation receives acceptable evidence of the pledgee's authority to sign.

                           (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

                           (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a


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         minor. Shares held by a minor may be voted by a personal
         representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

                           (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian. Shares held by an incompetent or spendthrift may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

                           (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial or authority of the individual present or signing the appointment form of proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

                  2.12 WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. A shareholder's attendance at a meeting, in person or by proxy, waives objection to the following:

                     (i) lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and

                    (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  2.13 UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-laws or any provision of law to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                  2.14 MAJORITY CONSENT WITHOUT MEETING. As provided in the Articles of Incorporation of this Corporation, any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by shareholders who would be entitled to vote at a meeting those shares with voting power to cast no less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Any action so taken must be evidenced by one or more written consents describing the action taken, signed by the number of shareholders necessary to take the action and delivered to the Corporation for inclusion in the corporate records.


                         ARTICLE III. BOARD OF DIRECTORS

                  3.01 GENERAL POWERS AND NUMBER. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation. The number of Directors of the

Corporation shall be as provided in Section 0.03. The number of Directors may be increased or decreased from time to time by amendment to this Section adopted by the shareholders or the Board of Directors but no decrease shall have the effect of shortening the term of an incumbent director.

                  3.02 TENURE AND QUALIFICATIONS. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected, or until his or her prior death, resignation or removal. A Director may be removed from office by the shareholders if, at a meeting of shareholders called for that purpose, the number of votes cast to remove the Director exceeds the number of votes cast not to remove him or her; provided, however, if a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director. A Director may resign at any time by filing his or her written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

                  3.03 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

                  3.04 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if one is designated), President, Secretary or any two Directors. The Chairman of the Board (if one is designated), President, Secretary or Directors calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

                  3.05 NOTICE; WAIVER. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier,


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and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. Written notice is effective at the earliest of the following:

                     (i)   when received;

                    (ii) on deposit in the U.S. Mail, if mailed postpaid and correctly addressed; or

                   (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

                  Whenever any notice whatsoever is required to be given to any Director of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its corporate records. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assert to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  3.06 QUORUM. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or the By-laws, a majority of the number of Directors


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as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present or participating (though less than such quorum) may adjourn the meeting from time to time without further notice.

                  3.07 MANNER OF ACTING. If a quorum is present or participating when a vote is taken, the affirmative vote of a majority of Directors present or participating is the act of the Board of Directors or a committee of the Board of Directors, unless the Wisconsin Business Corporation Law or the Articles of Incorporation or the By-laws require the vote of a greater number of Directors.

                  3.08 CONDUCT OF MEETINGS. The Chairman of the Board (if one is designated), or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President (if one is designated), or in the Executive Vice President's absence, a Vice President in the order provided under
Section 4.08, and in their absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present or participating to act as Secretary of the meeting.

                  3.09 VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors, or by the shareholders; provided, that in case of a vacancy created by the removal of a Director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

                  3.10 COMPENSATION. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits of payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Corporation.

                  3.11 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at or participates in a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                  3.12 COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in
Section 0.03, may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following: (i) authorize distributions; (ii) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (iii) fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (iv) amend the Articles of Incorporation under Section 180.1002 of the Wisconsin Business Corporation Law; (v) adopt, amend or repeal the By-laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

                  3.13 UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or the By-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.

                  3.14 MEETINGS BY TELEPHONE OR BY OTHER COMMUNICATION TECHNOLOGY. Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section
180.0820 of the Wisconsin Business Corporation Law (or any successor statutory provision).

                              ARTICLE IV. OFFICERS

                  4.01 NUMBER. The principal Officers of the Corporation shall be a President, the number of Vice Presidents as may be determined by the Board of Directors, a Secretary, and a Treasurer, each of whom the Board of Directors shall from time to time determine. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may authorize a duly appointed Officer to appoint one or more Officers or Assistant Officers. The same natural person may simultaneously hold more than one office in the Corporation.

                  4.02 ELECTION AND TERM OF OFFICE. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

                  4.03 REMOVAL. Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

                  4.04 VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

                  4.05 CHAIRMAN OF THE BOARD. The Board of Directors may at their discretion elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors, and shall carry out such other duties and have such responsibilities as may be specified by the Board of Directors.

                  4.06 PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if one is not designated, he or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

                  4.07 THE EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one is designated, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

                  4.08 THE VICE PRESIDENTS. In the absence of the President and the Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, the Executive Vice President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

                  4.09 THE SECRETARY. The Secretary shall: (i) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of the By-laws or as required by law; (iii) be custodian of the corporate records; (iv) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) have general charge of the stock transfer books of the Corporation; and (vi) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

                  4.10 THE TREASURER. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation;
(ii) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.05 hereof; and (iii) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  4.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                  4.12 OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such Officer whenever, for any reason, it is impracticable for such Officer to act personally and such assistant or acting Officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

                  4.13 SALARIES. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                  ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,
          CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

                  5.01 CONFLICT OF INTEREST TRANSACTIONS. A "conflict of interest" transaction means a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. The circumstances in which a Director of the Corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances: (i) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or (ii) another entity of which the Director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the Corporation should be, considered by the Board of Directors of the Corporation. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any of the circumstances set forth in Section 180.0831 of the Wisconsin Business Corporation Law (or any successor statutory provision) are true or occur.

                  5.02 CONTRACTS. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

                  5.03 LOANS. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

                  5.04 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

                  5.05 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

                  5.06 VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he or she is present, or in the President's absence by the Executive Vice President (if one is designated), or in the Executive Vice President's absence, by any Vice President of this Corporation who may be present, and (ii) whenever, in the judgment of the President, or in his absence, of the Executive Vice President (if one is designated), or in the Executive Vice President's absence, of any Vice President, it is desirable for this Corporation to execute an appointment of proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy appointment or consent shall be executed in the name of this Corporation by the President, Executive Vice President or one of the Vice Presidents of this Corporation in the order as provided in clause (i) of this Section, without necessity of any authorization by the Board of Directors or countersignature or attestation by another Officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.


                          ARTICLE VI. CERTIFICATES FOR
                            SHARES AND THEIR TRANSFER

                  6.01 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or by another Officer designated by the President or the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06 hereof.

                  6.02 FACSIMILE SIGNATURES. The signature of the President or other authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

                  6.03 SIGNATURE BY FORMER OFFICERS. In case any Officer, who has signed or whose facsimile signature has been placed upon, any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

                  6.04 TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the shareholder of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (i) there were on or with the certificate the necessary endorsements, and (ii) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

                  6.05 RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

                  6.06 LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (i) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (ii) files with the Corporation a sufficient indemnity bond, and (iii) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

                  6.07 CONSIDERATION FOR SHARES. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by Section
180.0622 of the Wisconsin Business Corporation Law (or any successor statutory provision) which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

                  6.08 STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.


                          ARTICLE VII. INDEMNIFICATION

                  7.01 INDEMNIFICATION FOR SUCCESSFUL DEFENSE. As required by the Wisconsin Business Corporation Law, the Corporation shall indemnify a Director, Officer or Employee to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director, Officer or Employee was a party because he or she is a Director, Officer or Employee of the Corporation.

                  7.02 OTHER INDEMNIFICATION. In cases not included under
Section 7.01 hereof, and as provided by Section 180.0851(2) of the Wisconsin Business Corporation Law (or any successor statutory provision), the Corporation shall indemnify a Director or Officer against liability incurred by the Director or Officer in a proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, unless liability was incurred because the Director or Officer breached or failed to perform a duty that he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                     (i) A wilful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest;

                    (ii) A violation of the criminal law, unless the Director or Officer has reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

                   (iii) A transaction from which the Director or Officer derived an improper personal profit; or

                    (iv)   Wilful misconduct.


                 7.03 ALLOWANCE OF EXPENSES. Within ten days after receipt of a written request by a Director or Officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the Corporation with all of the following:

                     (i) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and

                    (ii) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Sections
                           7.01 and 7.02 hereof and pursuant to Section
                           180.0855 of the Wisconsin Business Corporation Law (or any successor statutory provision) that indemnification is not required, will not be provided, or is not so ordered by a court under
                           Section 180.0854 of the Wisconsin Business
                           Corporation Law (or any successor statutory provision). The undertaking under this subsection shall be an unlimited general obligation of the Director or Officer, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured as determined by the Board of Directors.


                               ARTICLE VIII. SEAL

         There shall be no corporate seal.


                             ARTICLE IX. AMENDMENTS

                  9.01 BY SHAREHOLDERS. The By-laws may be altered, amended or repealed and new By-laws may be adopted by the shareholders by the affirmative vote specified in Section 2.07 of these By-laws.

                 9.02 BY DIRECTORS. The By-laws may also be altered, amended or repealed and new By-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at or participating in any meeting at which a quorum is in attendance; but no By-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-law so adopted so provides.

                 9.03 IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the By-laws so that the By-laws would be consistent with such action, shall be given the same effect as though the By-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.